      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 19, 2000

                                            REGISTRATION NO. 333-
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                                   UNITED STATES

                        SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, D.C. 20549
                             ------------------------

                                     FORM S-4
                              REGISTRATION STATEMENT
                                       UNDER
                            THE SECURITIES ACT OF 1933
                             ------------------------

                                WORLD ACCESS, INC.
              (Exact name of Registrant as specified in its charter)
                             ------------------------


           DELAWARE                           4813                          58-2398004
(State or other jurisdiction of   (Primary Standard Industrial           (I.R.S. Employer
incorporation or organization)     Classification Code Number)          Identification No.)


                            945 E. PACES FERRY ROAD
                                   SUITE 2200
                             ATLANTA, GEORGIA 30326
                                 (404) 231-2025
  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)
                             ---------------------
                                BRYAN D. YOKLEY
              EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
                               WORLD ACCESS, INC.
                            945 E. PACES FERRY ROAD
                                   SUITE 2200
                             ATLANTA, GEORGIA 30326
                                 (404) 231-2025
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                          COPIES OF COMMUNICATIONS TO:

                          LEONARD A. SILVERSTEIN, ESQ.
                           LONG ALDRIDGE & NORMAN LLP
                           5300 ONE PEACHTREE CENTER
                              303 PEACHTREE STREET
                          ATLANTA, GEORGIA 30308-3201
                                 (404) 527-4000
                             ---------------------
    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: Upon consummation of the tender offer by World Access for all of the issued and outstanding shares of stock of TelDaFax Aktiengesellschaft described herein.
    If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]
    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
    If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]
                             ---------------------

                        CALCULATION OF REGISTRATION FEE

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                                                                    PROPOSED             PROPOSED
          TITLE OF EACH CLASS                   AMOUNT               MAXIMUM              MAXIMUM             AMOUNT OF
             OF SECURITIES                       TO BE           OFFERING PRICE          AGGREGATE          REGISTRATION
            TO BE REGISTERED                 REGISTERED(1)        PER SHARE(2)        OFFERING PRICE           FEE(3)
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
Common Stock, $0.01 par value...........      6,400,504              $2.491           $15,943,655.46        $4,209.13
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


(1) Represents the number of additional shares of World Access' common stock expected to be issued in connection with the tender offer by World Access of all of the issued and outstanding shares of stock of TelDaFax. World Access previously filed a registration statement on Form S-4 (Reg. No. 333-44864) to cover 19,873,989 shares of World Access' common stock issuable in connection with the tender offer. World Access is filing this registration statement on Form S-4 pursuant to Rule 462(b) with respect to an additional 6,400,504 shares of World Access common stock issuable in connection with the tender offer based upon calculation of the exchange ratio applicable to the tender offer. The amount to be registered is based upon the maximum number of shares of common stock, par value $0.01 per share, of World Access that may be issued pursuant to the tender offer. (2) Pursuant to Rule 457(f)(1) and Rule 457(c) under the Securities Act of 1933, as amended (the "Act"), the proposed maximum offering price and registration fee are based upon the average of the high and low price of the TelDaFax common stock to be received by World Access in the transaction described in Note 1 above as reported on the Neuer Market segment of the Frankfurt Stock Exchange on December 18, 2000. The average of the high and low price of the TelDaFax common stock was converted from euros to dollars. (3) World Access previously paid a registration fee of $40,782.86 for the registration of shares on Form S-4 (Reg. No. 333-44864) in connection with the tender offer.

                             ---------------------
    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

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
EXPLANATORY NOTE AND INCORPORATION OF INFORMATION BY REFERENCE

        This Registration Statement is being filed by World Access, Inc. pursuant to General Instruction K to Form S-4 and Rule 462(b) under the Securities Act of 1933, as amended, to register an additional 6,400,504 shares of the common stock of World Access for issuance in connection with the acquisition of shares of TelDaFax Aktiengesellschaft.

        World Access previously registered a total of 19,873,989 shares of its common stock for issuance pursuant to the acquisition of TelDaFax by means of the currently effective Registration Statement on Form S-4 (File No. 333-44864). The total number of shares of World Access common stock to be issued pursuant to the acquisition is now expected not to exceed 26,274,493 shares. The contents of the prior Registration Statement, and exhibits thereto, are hereby incorporated by reference into this Registration Statement.

EXHIBITS



EXHIBIT
NUMBER                             DESCRIPTION OF EXHIBIT
-------                            ----------------------
 5.1       --   Opinion of Long Aldridge & Norman LLP regarding legality of common stock
23.1       --   Consent of Long Aldridge & Norman LLP (included in Exhibit
                5.1)
23.2       --   Consent of Ernst & Young LLP with respect to the financial statements of World Access, Inc.
23.3       --   Consent of PricewaterhouseCoopers LLP with respect to the
                financial statements of World Access, Inc.
23.4       --   Consent of Deloitte & Touche LLP with respect to the
                financial statements of FaciliCom International, Inc.
23.5       --   Consent of Ernst & Young LLP with respect to the financial statements of Long Distance International, Inc.
23.6       --   Consent of Arthur Andersen LLP with respect to the financial statements of STAR Telecommunications, Inc.
23.7       --   Consent of Ernst & Young LLP with respect to the financial statements of Communications Telesystems International
                (d/b/a WorldxChange Communications)
23.8       --   Consent of BDO Deutsche Warentreuhand with respect to the
                financial statements of TelDaFax AG.
23.9       --   Consent of Donaldson, Lufkin & Jenrette Securities
                Corporation with respect to the financial opinion of
                Donaldson, Lufkin & Jenrette Securities Corporation.
24.1       --   Power of Attorney of World Access (included in the signature pages hereto)


                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on December 19, 2000.

                                          WORLD ACCESS, INC.

                                          By:     /s/ JOHN D. PHILLIPS
                                            ------------------------------------
                                                      John D. Phillips
                                            Chairman and Chief Executive Officer

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints John D. Phillips and Bryan D. Yokley, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated as of December 19, 2000.

                     SIGNATURES                                            TITLE
                     ----------                                            -----

                /s/ JOHN D. PHILLIPS                   Chairman and Chief Executive Officer
-----------------------------------------------------    (Principal Executive Officer)
                  John D. Phillips

                 /s/ BRYAN D. YOKLEY                   Executive Vice President and Chief Financial
-----------------------------------------------------    Officer (Principal Financial Officer)
                   Bryan D. Yokley

                /s/ HENRY C. LYON                      Vice President and Corporate Controller
-----------------------------------------------------    (Principal Accounting Officer)
                   Henry C. Lyon

              /s/ WALTER J. BURMEISTER                 President and Director
-----------------------------------------------------
                Walter J. Burmeister

                /s/ KIRBY J. CAMPBELL                  Director
-----------------------------------------------------
                  Kirby J. Campbell

                 /s/ BRYAN CIPOLETTI                   Director
-----------------------------------------------------
                   Bryan Cipoletti

               /s/ STEPHEN J. CLEARMAN                 Director
-----------------------------------------------------
                 Stephen J. Clearman

                                                       Director
-----------------------------------------------------
                 John P. Imlay, Jr.

                     SIGNATURES                                            TITLE
                     ----------                                            -----

          /s/ MASSIMO PRELZ OLTRAMONTI                 Director
-----------------------------------------------------
              Massimo Prelz Oltramonti

                /s/ JOHN P. RIGAS                      Director
-----------------------------------------------------
                    John P. Rigas

                 /s/ CARL E. SANDERS                   Director
-----------------------------------------------------
                   Carl E. Sanders

                 /s/ DRU A. SEDWICK                    Director
-----------------------------------------------------
                   Dru A. Sedwick

               /s/ LAWRENCE C. TUCKER                  Director
-----------------------------------------------------
                 Lawrence C. Tucker